Exhibit 4.3

                          FORM OF SENIOR DEBT SECURITY

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY

                       COMCAST CABLE COMMUNICATIONS, INC.
                                 o% Note due o


                                                                  CUSIP No.: o
No. o                                                                       $o


     COMCAST CABLE COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to o or registered assigns, the principal sum of o, on o.

     Interest Payment Dates: o commencing on o

     Interest Record Dates:  o

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                              COMCAST CABLE COMMUNICATIONS, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Attest:
       ------------------------------------
       Name:
       Title:

This is one of the o% Notes due o described in the within-mentioned Indenture.

         Dated:  o
                                              THE BANK OF NEW YORK, as Trustee


                                              By:
                                                 -------------------------------
                                                 Authorized Signatory


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


                                      (REVERSE OF SECURITY)

                               COMCAST CABLE COMMUNICATIONS, INC.

                                          o% Note due o

1.   Interest.
     --------

     COMCAST CABLE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from o. The Company will pay interest o on each Interest Payment Date, commencing o. Interest will be computed on the basis of a 360- day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

     The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Com pany may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.


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


4.   Indenture.
     ---------

     The Company issued the Securities under an Indenture, dated as of May 1, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $o.

5.   Denominations; Transfer; Exchange.
     ---------------------------------

     The Securities are in registered form, without coupons, in denominations of $o and integral multiples of $o. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

6.   Persons Deemed Owners.
     ---------------------

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

7.   Unclaimed Funds.
     ---------------

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

8 .  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

     The Company may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions


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


thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

9.   Amendment; Supplement; Waiver.
     -----------------------------

     Subject to certain exceptions, the Securities and the provision of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or make any other change that does not materially and adversely affect the rights of any Holder of a Security.

10.   Restrictive Covenants.
      ---------------------

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur liens securing indebtedness, or to enter sale and leaseback transactions and of the Company to merge or sell all or substantially all of its as sets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

11.   Defaults and Remedies.
      ---------------------

     If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company occurs and is continuing, all the Securities shall be immediately due and payable immediately in the manner and with the effect provided in the Indenture without any notice or other action on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity


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


satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing De faults or Events of Default if it determines that withholding notice is in their interest.

12.   Trustee Dealings with Company.
      -----------------------------

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

13.   No Recourse Against Others.
      --------------------------

     No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

14.   Authentication.
      --------------

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

15.   Abbreviations and Defined Terms.
      -------------------------------

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

16.   CUSIP Numbers.
      -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the


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


Securities and reliance may be placed only on the other identification numbers printed hereon.

17.   Governing Law.
      -------------

     The laws of the State of o shall govern the Indenture and this Security thereof without regard to principles of conflicts of laws.


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


                                         ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:_____________________________________   Signed:
                                                    ---------------------------
                                                    (Signed exactly as name
                                                    appears on the other side of
                                                    this Security)


Signature Guarantee:
                   -------------------------------------------------------------
                   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


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